As filed with the Securities and Exchange Commission on December 6, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PRWC ENERGY INC.
             (Exact name of Registrant as Specified in its Charter)

            Nevada                                  1000                         Applied for
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                        3350 South 2940 East, Suite #9948
                           Salt Lake City, Utah 84109
                           Telephone No. 801-244-8769
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Business Filings Incorporated
                              311 S Division Street
                           Carson City, Nevada, 89703
                             Telephone 800-981-7183
  (Name, address, including zip code, and telephone number, including area code of Agent for Service)

                         Copies of all communication to:
                                 Diane D. Dalmy
                                 Attorney at Law
                       2000 East 12th Avenue, Suite 32/10B
                             Denver, Colorado 80206
                            303.985.9324 (telephone)
                               303.988.6954 (fax)

Approximate date of commencement of proposed sale to the public: As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                             Proposed Maximum     Proposed Maximum
 Class of Securities       Amount to be       Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered         Per Share(1)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value(2)                10,000,000           $0.002                 $20,000               $2.73*
--------------------------------------------------------------------------------------------------------
Total Registration Fee                                                  $20,000               $2.73*
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.
*    Estimated amount

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until December 31, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2012

                                   PROSPECTUS

                                PRWC ENERGY INC.

                        10,000,000 SHARES OF COMMON STOCK

The selling stockholder named in this prospectus, namely Wayne Middleton, our sole executive officer and director, is offering 10,000,000 shares of common stock of PRWC Energy Inc. at $0.002 per common share. Mr. Middleton currently holds 100% of our common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of $0.002 per common share and an offering period of 28 days from the initial effectiveness date of this prospectus. This is a fixed price for the duration of the offering. The Company does not intend to extend the offering beyond the 28 day offering period. The selling stockholder, Mr. Middleton, is an underwriter, within the meaning of
Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder, Mr. Middleton, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 56% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Mr. Middleton, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of May 31, 2012.

Our common stock is presently not traded on any market or securities exchange.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRWC Energy Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements. Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $2,675. The Company will pay these expenses.

                    This Prospectus is dated December 6, 2012

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                             3

RISK FACTORS                                                                   6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                             12

USE OF PROCEEDS                                                               12

DETERMINATION OF OFFERING PRICE                                               12

DILUTION                                                                      12

SELLING SECURITY HOLDER                                                       13

PLAN OF DISTRIBUTION                                                          14

DESCRIPTION OF SECURITIES TO BE REGISTERED                                    15

INTERESTS OF NAMED EXPERTS AND COUNSEL                                        15

INFORMATION WITH RESPECT TO THE REGISTRANT                                    16

DESCRIPTION OF BUSINESS                                                       16

MANAGEMENTS DISCUSSION AND ANALYSIS                                           27

DIRECTORS AND EXECUTIVE OFFICERS                                              30

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                               31

FINANCIAL STATEMENTS                                                         F-1

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to PRWC ENERGY INC.

CORPORATE BACKGROUND AND INFORMATION

                                PRWC ENERGY INC.

PRWC Energy Inc. was organized under the laws of the State of Nevada on May 31, 2012, to explore mineral properties in North America.

PRWC Energy Inc. is engaged in the exploration for uranium and other minerals. The Company has acquired one MTO mineral claim totaling 481.50 hectares. It is located in the Chilcotin Region of South-Central British Columbia, about 70 km southwest of the Town of Williams Lake, BC. We refer to these mining claims as the WC Uranium Property. This property is without known reserves.

The WC Uranium Property comprises one MTO mineral claim containing 24 cell claim units totaling 481.50 hectares.

     BC Tenure #      Work Due Date       Cell Units       Total Area (Ha.)
     -----------      -------------       ----------       ----------------
       985362         May 10, 2013            24                481.50

We require an estimated total of $360,000 to implement the three phases of our exploration plan. We have not yet commenced our exploration plan.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about PRWC Energy Inc.'s financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

With its current assets, the Company can remain operational through 2013 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by the end of 2013 in order to conducts its operations.

Our offices are located at: 3350 South 2940 East, Suite #9948, Salt Lake City, Utah 84109

THE OFFERING

Securities offered              10,000,000 shares of common stock

Selling stockholder             Wayne Middleton

Offering price                  $0.002 per share

Shares outstanding prior to
the offering                    18,000,000 shares of common stock

Shares to be outstanding
after the offering              18,000,000 shares of common stock

Use of proceeds                 The Company will not receive any proceeds from
                                the sale of the common stock by the selling stockholder.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

CONSOLIDATED STATEMENTS OF INCOME

                                                                Period Ended
                                                               July 31, 2012
                                                               -------------

     Revenues                                                            0
     Operating expenses                                             11,175
     Net loss from operations                                       11,175
     Net loss before taxes                                          11,175
     Loss per share - basic and diluted                              0.000
     Weighted average shares outstanding basic                  18,000,000

BALANCE SHEET DATA

                                                              At July 31, 2012
                                                              ----------------

     Cash and cash equivalents                                      18,825
     Total current assets                                           18,825
     Total assets                                                   18,825
     Common stock                                                   18,000
     Additional paid-in capital                                     12,000
     Deficit accumulated during exploration period                 (11,175)
     Total stockholders' equity                                     18,825
     Total liabilities                                                   0

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception to the period ended on July 31, 2012 the Company has not generated any revenue. Rather, the Company incurred a net loss of $11,175 from inception (May 31, 2012) through July 31, 2012. The Company does not currently have any revenue producing operations. The Company is currently not operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $30,000 to complete the first phase of our exploration program and $330,000 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. The Company reasonably believes that it will have either a private placement or additional funding from its founder by Spring 2013 in order to conduct its operations.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception to the period ended on July 31, 2012, we incurred a net loss of $11,175 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for uranium or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE CONTROLLED BY MR. WAYNE MIDDLETON, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Wayne Middleton, our sole Executive Officer Director, will beneficially own 44% of our issued and outstanding common stock, assuming he is able to sell all of the shares in this offering. If he does not sell all of the shares in this offering, he will own 56% of the shares. Mr. Middleton may exercise some control as a significant shareholder over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. WAYNE MIDDLETON, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Wayne Middleton, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the overseeing of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Middleton will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Middleton's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Wayne Middleton makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Middleton in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Middleton, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees and we presently only have one director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE WAYNE MIDDLETON, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Wayne Middleton, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Middleton will devote fewer than 12-15 hours per month or 3-4 hours per week to the affairs of the Company. In addition, Mr. Middleton may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

WAYNE MIDDLETON, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, LACKS TECHNICAL TRAINING IN MINERAL EXPLORATION OR MINING, AND MAY NOT BE FULLY AWARE OF THE REQUIREMENTS WITHIN THE MINING INDUSTRY.

The management of the Company, our sole executive officer and director, Mr. Middleton, despite being in the mining industry, has no technical training in minerals exploration or mining, or technical training in exploring for, starting, or operating a mine, and that with no direct training in these areas, and as such, may not be fully aware of many of the specific requirements related to working within the mining industry.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

MR. WAYNE MIDDLETON HAS NOT PHYSICALLY INSPECTED THE SUBJECT PROPERTY AND DOES NOT HAVE CURRENT PLANS TO VISIT THE PROPERTY.

Mr. Middleton has not visited the property, but has relied on property reports prepared by people who are knowledgeable with the property. With respect to the further exploration of the property, Mr. Middleton does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Mr. Middleton will be unable to personally verify the information and results that are presented by third parties.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF URANIUM AND OTHER MINERALS ARE VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of uranium and other minerals can fluctuate. The prices these minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of these minerals include the demand from consumers for products that use uranium and other minerals, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependent on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mMr.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay $4,815 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing. Our claims are due on May 10, 2013.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended July 31, 2012 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

PRWC Energy Inc. will need to raise additional capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 18,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $2,675,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose them of. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,
     *    mining claims to be drilled,
     *    future earnings and cash flow,
     *    development projects,
     *    exploration prospects,
     *    drilling prospects,
     *    development and drilling potential,
     *    business strategy,
     *    expansion and growth of our business and operations, and
     *    our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.002 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed this to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Wayne Middleton                      Chief Executive Officer, Chief Financial
                                     Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Securities offered                   10,000,000 shares of common stock

Selling stockholder(s)               Wayne Middleton

Offering price                       $0.002 per share

Shares outstanding prior to
the offering                         18,000,000 shares of common stock

Shares to be outstanding after
the offering                         18,000,000 shares of common stock

Percentage of the class to be
owned by selling stockholder
after the offering                   44%

Use of proceeds                      PRWC Energy Inc. will not receive any
                                     proceeds from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at $0.002 for an offering period of 28 days from the initial effectiveness date of this prospectus. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
     * an exchange distribution following the rules of the applicable exchange;
     *    privately negotiated transactions;
     * short sales that are not violations of the laws and regulations of any state of the United States;
     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and
     *    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder, Mr. Middleton, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein are "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $2,675, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on July 31, 2012, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 18,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

M&K CPAS, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

Ms. Diane Dalmy, Attorney at Law, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

DESCRIPTION OF BUSINESS

PRWC Energy Inc. was incorporated in the State of Nevada on May 31, 2012. It was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. Since inception, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRWC Energy Inc., which is also referred to herein as PRWC Energy Inc. or the Company, is engaged in the exploration for uranium and other minerals. The Company has acquired one MTO mineral claim totaling 481.50 hectares. It is located in the Chilcotin Region of South-Central British Columbia, about 70 km southwest of the Town of Williams Lake, BC.. We refer to these mining claims as the WC Uranium Property. This property is without known reserves. This property was purchased from Jervis Explorations Inc. The exploration plan for the property was provided to the Company by the vendor of the Property, Jervis Explorations Inc. The exploration program was developed by Gregory R. Thomson, Geoscientist and Consulting Geologist, who developed an exploration program in 2007 for the Property prior to the Company purchasing these mineral claims.

The Company was incorporated for the purpose of exploring mineral claims in North America. The short-term strategy of the Company is to explore the Tiptop Property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business. We have not yet commenced our exploration plan.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

PRWC Energy Inc. purchased the WC Uranium Property from Jervis Explorations Inc. for $8,500 USD on May 31, 2012. The Company owns 100% of the rights to the property, subject to a 3% net smelter royalty. There are no other underlying rights or royalties on this property. In British Columbia, the acquisition of mineral claims is done using an online application whereby a company or individual can stake claims online. A mineral tenure is granted the available subsurface rights at the time of issuance. For our property, the tenure includes all subsurface minerals, as there were no other tenures on the property at time of staking. The mineral rights must be renewed on May 10, 2013. The tenure includes both mineral and placer mineral rights on the property.

In order to keep these claims in good standing, the Company must either complete and report work on the property or pay a renewal fee prior to the expiry date on May 10, 2013.

In British Columbia, a mineral or placer claim has a set expiry date, and in order to maintain the claim beyond that expiry date, the recorded holder (or an agent) must, on or before the expiry date, register either exploration and development work that was performed on the claim, or a payment instead of exploration and development. Failure to maintain a claim results in automatic forfeiture at the end (midnight) of the expiry date; there is no notice to the claim holder prior to forfeiture.

When exploration and development work or a payment instead of work is registered, the claimholder may advance the claim forward to any new date. With a payment instead of work the minimum requirement is 6 months, and the new date cannot exceed one year from the current expiry date; with work, it may be any date up to a maximum of ten years beyond the current anniversary year. "Anniversary year" means the period of time from the last expiry date to the next immediate expiry date.

All recorded holders of a claim must hold a valid miner's certificate when either work or a payment is registered on the claim.

Clients need to register a certain value of work or a "cash-in-lieu of work" payment to their claims in MTO. The following are the costs required to maintain a claim for one year:

     *    MINERAL CLAIM - WORK REQUIREMENT:
          *    $5 per hectare for anniversary years 1 and 2;
          *    $10 per hectare for anniversary years 3 and 4;
          *    $15 per hectare for anniversary years 5 and 6; and
          *    $20 per hectare for subsequent anniversary years

     *    MINERAL CLAIM - CASH-IN-LIEU OF WORK:
          *    $10 per hectare for anniversary years 1 and 2;
          *    $20 per hectare for anniversary years 3 and 4;
          *    $30 per hectare for anniversary years 5 and 6; and
          *    $40 per hectare for subsequent anniversary years

     *    PLACER CLAIM - WORK REQUIREMENT:
          *    $20 per hectare

     *    PLACER CLAIM - CASH-IN-LIEU OF WORK:
          *    $40 per hectare

Exploration and development work is defined in section 1 of the MINERAL TENURE ACT REGULATION as either physical exploration and development or technical exploration and development.

"PHYSICAL EXPLORATION AND DEVELOPMENT" includes:

     a.   if the work is related to a mineral claim, any of the following:
          i. trenching, open cuts, adits, pits, shafts and other underground activity for the purposes of collecting samples or other geological or technical information;
          ii.  reclamation related to exploration and development activities;
          iii. ground control surveys, line cutting and grids that support an activity described in paragraphs (b) to (h) of the definition of technical exploration and development;
          iv. precision survey techniques such as global positioning or surveys conducted by a practising land surveyor;
          v.   global positioning surveys in accordance with section 20;

     b.   if the work is related to a placer claim, any of the following:
          i.   activities referred to in paragraph (a);
          ii. panning, digging or washing of gravels to test for the presence of economically significant minerals;

"TECHNICAL EXPLORATION AND DEVELOPMENT" for mineral claims and placer claims includes:

          a.   archaeological impact assessments;
          b.   geological surveys and studies;
          c.   mineral resource or ore reserve calculations and related work;
          d.   geophysical surveys;
          e.   geochemical surveys;
          f. drilling, including drilling for the purposes of collecting samples, core logging or other geological or technical information;
          g. analysis of mineral or rock samples including a bulk sample to assess characteristics pertinent to the assessment of the mineral resource, including acid base accounting, metallurgical, mineralogical, beneficiation and petrological studies;
          h.   prospecting and exploring;
          i.   environmental baseline studies;
          j. construction and maintenance of roads, trails, helicopter landing sites, drill sites and drill core storage if required to support an activity described in any of paragraphs (b) to (i);
          k. preparation and geological interpretation of air photo, satellite or other remotely sensed images that support an activity described in paragraphs (a) to (i);
          l. preparation of orthophoto and topological surveys that support an activity described in paragraphs (a) to (i);
          m. compilations of previous exploration and development studies and reports if those compilations lead to new exploration and development;
          n. any other similar activity that may be approved by the chief gold commissioner before the exploration and development is done;

There were some significant changes in the fore-going that were introduced in January 2005:

          a. Road and trail work, whether construction or upgrading, cannot be registered on its own as physical work; road and trail work is only acceptable when it is part of a technical work program.
          b. Travel and accommodation costs are not acceptable on their own; if other physical or technical work was performed, travel and accommodation costs may be included.
          c. General property evaluations and similar activities are not acceptable.
          d. Ground control surveys, line cutting and grids cannot be registered as stand-alone physical work, but only as part of a technical work program.

                         [MAP SHOWING PROPERTY LOCATION]






                   FIG. 1 WC URANIUM PROPERTY LOCATION MAP BC

                    [MAP SHOWING PROPERTY REGIONAL LOCATION]





                FIG. 2 WC URANIUM PROPERTY REGIONAL LOCATION MAP

1.2 LOCATION AND ACCESS

The WC Uranium Property is located in the Chilcotin area of South-Central British Columbia. It is approximately 70 km southwest of the City of Williams Lake, BC. The property can be reached by road from Williams Lake by following paved Highway 20 west to the Community of Riske Creek and then south along a dense network of logging roads. Several campsite locations with water supplies can be found near the area. Supplies and services are available in Williams Lake or the small communities of Riske Creek, Gang Ranch and Dog Creek.

1.3 TOPOGRAPHY, CLIMATE, VEGETATION

The WC Uranium Property is situated in the Fraser Plateau region. Elevations on the property vary from 1200 to 1500 m above sea level. The climate is typical of South-Central British Columbia, characterized by hot and dry summers. The winter months are usually cold, but wetter. Most precipitation falls in the form of snow during the wintertime. Snow cover prevails from mid-November until mid-April. Vegetation consists mainly of Lodge pole pine and Douglas fir.


                         [MAP SHOWING URANIUM PROPERTY]




                         FIG. 3 WC URANIUM PROPERTY MAP



1.4 PROPERTY STATUS

The WC Uranium Property comprises one MTO mineral claim containing 24 cell claim units totaling 481.50 hectares.

     BC Tenure #       Work Due Date     Cell Units     Total Area (Ha.)
     -----------       -------------     ----------     ----------------
       985362           May 10, 2013         24               481.50

1.5 PREVIOUS WORK

The property was previously staked by Andre M. Pauwels, acting as trustee for Vija Ventures Corporation. Then in 2009 it was staked by Darrel Johnson for Amarc Resources Ltd. However no other records or prior exploration on the property could be found. As most of British Columbia, the general area is covered by regional stream sediment surveys, systematic wide spaced aeromagnetic coverage and regional geological mapping. These data were generated by the Geological Survey of Canada and/or the BC Geological Survey.

2.0 GEOLOGICAL OVERVIEW

2.1 REGIONAL AND PROPERTY GEOLOGY

The WC Uranium Property is situated in the intermontane mophogeological belt region of South-Central British Columbia. In general, this belt runs parallel to the general north-westerly trend of the Cordillera through the whole length of British Columbia. It is composed of volcanic and sedimentary rock ranging in age from the Devonian to Recent and has early Mesozoic to early Teritiary granitic intrusions. Locally the oldest rocks are greenstones of the Pennsylvanian age overlain by volcanic and sedimentary rocks of the Permian to Traiassic Cache Creek Group.

The principal tectonic feature of the area is the north to northwest trending Fraser Fault system. This is a several km wide fault zone that separates the Cache Creek terrain to the east from the Stikine terrain to the west and is topographically marked by the Fraser River Canyon. It is recognized that this fault system was active in the early tertiary times and that the west side moved northerly 130km relative to the east side. The geological history after the Fraser Fault is dominated by several episodes of deposition of flat lying volcanic rocks and minor sediments from Eocene to Recent. These volcanic rocks mantle most of the plateau west of the Fraser fault and so obscure the underlying older strata. The tertiary volcanics are subdivided in early Eocene Volcanoclastic rocks and Pliocene to Recent basalt flows and sediments of the Chilcotin group. For the purpose of Uranium exploration of importance are the presence of the Fraser Fault system, which would provide a large area deep weathering and hence would facilitate uranium mobilization from bedrock sources and secondly the presence of isolated patches of Chilcotin group basalts that could represent infill of paleochannels. Magmatic rocks only form a minor component of the area and consist mainly of fault bounded elongate bodies within the Fraser Fault system.

The WC Uranium Claim covers an area of Basalt cap, overlying volcanoclastic rocks of earlier tertiary age. The Basalt caps a local topographic ridge oriented in a north-westerly direction.

            [MAP SHOWING REGIONAL GEOLOGY OF THE WC URANIUM PROPERTY]





               FIG. 4 REGIONAL GEOLOGY OF THE WC URANIUM PROPERTY

3.0 CONCLUSIONS AND RECOMMENDATIONS

The WC Uranium Property claim occurs in an area with exceptionally high uranium in stream waters. It covers a section of basalt cap. The Company believes that the claim is highly prospective for the preservation of uranium mineralization in a paleochannels under the basalt cap.

It is recommended to explore the area of the deposit. A proposed work program to include construction of a control grid, geological mapping and rock sampling of surface showings, a soil and silt geochemical sampling program, IP and radiometric geophysical survey, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1
Phase 1 consists of mapping the extent of the basalt cap and reconnaissance soil sampling. Available maps of the area are regional and insufficiently detailed. The contact zone of the basalt cap once mapped, needs to be systematically sampled at 200 meter intervals. This would detect uranium leaching from a
paleochannels or from mineralized paleochannels uncovered by
erosion of the basalt cap.                                           $ 30,000.00

PHASE 2
Phase 2 consists of exploration is to consist of detailed
geochemical soil sampling (50 meter intervals along 50 meter spaced lines) silt geochemical survey, and radiometric surveys over all areas. Detailed geological mapping and rock sampling, geophysical grid construction (EM, Manetometer), geochemical soil sampling and silt geochemical survey, IP survey, establish drill
and trenching targets.                                               $100,000.00

PHASE 3
Phase 3: if anomalous concentrations of uranium are detected, drilling through the basalt, up slope from the high uranium in soils is recommended. Phase 3 consists of Geological supervision, camp and supplies, transportation, assays, report and other
ancillary costs.                                                     $230,000.00
                                                                     -----------

      TOTAL:                                                         $360,000.00
                                                                     ===========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

British Columbia's reclamation laws ensure that, once operations cease, mine site lands are returned to a useful and productive state. Before any work on a new mine site can commence, the company or individual doing the work must post a security which is held in trust by the Ministry of Energy and Mines. This security is returned only once the mine site is reclaimed to a satisfactory level and there are no ongoing monitoring or maintenance requirements. If a mine site is not reclaimed properly, the security money may be used by the Ministry to complete the remediation work. The intent of the Province's reclamation legislation is to ensure that modern mine sites in B.C. do not leave an ongoing legacy or require public funds for clean-up activities.

The Mines and Mineral Resources Division (MMD) of the Ministry of Energy and Mines (MEM) is responsible for the regulation of mining in British Columbia. The Mines Act and accompanying Health, Safety and Reclamation Code for Mines in British Columbia (the Code) provide the legislative framework and apply equally to all operations.

Legislation requires all mining operations to carry out a program of environmental protection and reclamation to ensure that upon termination of mining, land, watercourses and cultural heritage resources will be returned to a safe and environmentally sound state and to an acceptable end land use. MMD is responsible for issuing and administering Mines Act permits. Before the commencement of any work in or about a mine, the owner, agent, manager or person acting on behalf of the company must hold a permit issued by the Chief Inspector of Mines (pursuant to Section 10 of the Mines Act).

MEM seeks to provide reasonable assurance that the Province will not have to contribute to the costs of reclamation if a mining company defaults on its reclamation obligations. As a condition of Mines Act permits, the permittee must post financial security in an amount and form acceptable to the Chief Inspector of Mines. This security is held by the government until the Chief Inspector is satisfied that all reclamation requirements for the operation have been fulfilled.

Every mine site has unique management requirements and operational constraints; thus, the assessment of financial security is done on a site-specific basis. The security is set at a level that reflects all outstanding reclamation and closure obligations. For example, mines that require long-term drainage treatment for metal leaching and/or acid rock drainage require full security to cover outstanding liability and ongoing management. The Chief Inspector of Mines accepts the following forms of reclamation security: cash, certified cheques, bank drafts, term deposits (i.e., GICs), Government of Canada bonds and irrevocable standby letters of credit (ISLOCs).

Term deposits and bonds may be held in a Safekeeping Agreement where the interest accrues on the deposit. In some cases, funds may be deposited to the Mine Reclamation Fund (pursuant to Section 12 of the Mines Act) or within a Qualified Environmental Trust. These funds allow interest to accrue to the credit of the account. For ISLOCs, confirmation is provided by the client's financial institution that sufficient funds exist and will be kept available by the financial institution to meet MEMPR's requirements.

Reclamation securities can only be released by the authority of the Chief Inspector of Mines.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are located at 3350 South 2940 East, Suite #9948, Salt Lake City, Utah 84109

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

PRWC Energy Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"). As an "emerging growth company", the exemptions listed below are all available to the Company as a Smaller Reporting Company.

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and quartzen parachute payments.

ELECTION UNDER SECTION 107(B) OF THE JOBS ACT

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of our property as outlined above. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Spring 2013 and commencing the second and third phase in Summer and Fall 2013. We have decided to proceed with the exploration program provided to the Company by the vendor of the Property, Jervis Explorations Inc. The exploration program was developed by Gregory R Thomson, Geoscientist and Consulting Geologist, who developed an exploration program in 2006 for the Property prior to the Company purchasing these mineral claims. The proposed work program includes prospecting, geological mapping and rock sampling of any mineralized surface showings, construction of a control grid, geochemical soil sampling, and geophysical surveys. Based on the compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

This program is exploratory in nature. The anticipated costs of this exploration are presented in three results- contingent stages.

PHASE 1
Phase 1 consists of mapping the extent of the basalt cap and reconnaissance soil sampling. Available maps of the area are regional and insufficiently detailed. The contact zone of the basalt cap once mapped, needs to be systematically sampled at 200 meter intervals. This would detect uranium leaching from a
paleochannels or from mineralized paleochannels uncovered by
erosion of the basalt cap.                                           $ 30,000.00

PHASE 2
Phase 2 consists of exploration is to consist of detailed
geochemical soil sampling (50 meter intervals along 50 meter spaced lines) silt geochemical survey, and radiometric surveys over all areas. Detailed geological mapping and rock sampling, geophysical grid construction (EM, Manetometer), geochemical soil sampling and silt geochemical survey, IP survey, establish drill
and trenching targets.                                               $100,000.00

PHASE 3
Phase 3: if anomalous concentrations of uranium are detected, drilling through the basalt, up slope from the high uranium in soils is recommended. Phase 3 consists of Geological supervision, camp and supplies, transportation, assays, report and other
ancillary costs.                                                     $230,000.00
                                                                     -----------

      TOTAL:                                                         $360,000.00
                                                                     ===========

We anticipate that the phases of the recommended geological exploration program will cost approximately $360,000. We had $18,825 in cash reserves as of July 31, 2012. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $4,815 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.

We anticipate that we will incur the following expenses over the next twelve months:

     * $4,815 to be paid to the British Columbia Provincial Government to keep the claims valid on or before May 15, 2013;
     * $30,000 in connection with the completion of Phase 1 of our planned geological work program;
     * $100,000 in connection with the completion of Phase 2 of our planned geological work program;
     *    $230,000 for Phase 3 of our planned geological work program, and
     * $2,675 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

The company had current assets of $18,825 consisting only of cash as of July 31, 2012. The Company has incurred a net loss of $11,175 for the period from inception to July 31, 2012. Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of July 31, 2012 and has incurred expenses of $11,175 since inception. There are no current or long-term liabilities. The company issued to the founder 18,000,000 common shares of stock for $30,000. As of July 31, 2012, there are Eighteen Million (18,000,000) shares issued and outstanding at a par value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid, as well as the $2,675 for operating costs, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, plus the expenses of the offering.

However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by late Spring 2013 in order to conduct its operations.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

For the audited period ended July 31, 2012, we engaged M&K CPAS, PLLC, as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Wayne Middleton                Chief Executive Officer, Chief Financial Officer,
                               President, Secretary, Treasurer and Director
                               (Principal Executive Officer and
                               Principal Accounting Officer)

BIOGRAPHY OF WAYNE MIDDLETON

Wayne Middleton, aged 39

Wayne Middleton, has extensive work experience in the real estate and property management industry. From 2004 through the present, he has been the managing director of Thomas Investment Holdings, LLC of Salt Lake City, Utah. As managing director our company and other entities, Mr. Middleton has engaged in property management oversight for dozens of rental units and commercial properties. He also has developed and executed marketing plans, acquisition or development strategies, and management strategy for commercial and residential properties including houses, apartments, retail strip malls, a mobile home park, and storage units. Mr. Middleton has a Bachelor of Arts from the University of Utah and a Masters of Business Administration from Brigham Young University.

2. DIRECTORS

     Name                         Position
     ----                         --------
Wayne Middleton                Sole Director

See biography above.

As sole director and officer shareholder, Mr. Middleton is not an independent director that is independent under the independence standards applicable to the registrant under paragraph (a)(1) of Item 407(a) of regulation S-K or under NASDAQ Listing Rule 5605(b)(1).

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table (All figures are in US dollars) The following table sets forth the overall compensation earned in the period from inception to July 31, 2012 by (1) each person who served as the principal executive officer of the Company for fiscal year 2012; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2012 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of July 31, 2012.

                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal       Fiscal                         Stock       Option        Plan         Compensation     All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Wayne Middleton   2012    $2,000      Nil         Nil          Nil           Nil             Nil            Nil
Chief Executive
Officer, Chief
Financial Officer,
President, Secretary,
Treasurer and
Director
(Principal Executive
Officer and Principal
Accounting Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of July 31, 2012, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding As of the date of this prospectus, we had the following security holder holding greater than 5%:

                                                                   Percentage of Class
Name & Address of Owner               Amount and Nature of       Before           After
and Position if Applicable            Beneficial Ownership      Offering        Offering
--------------------------            --------------------      --------        --------
Wayne Middleton                           18,000,000              100%             44%
3350 South 2940 East, Suite #9948
Salt Lake City, Utah 84109
Chief Executive Officer,
Chief Financial Officer,
President, Secretary, Treasurer
and Director (Principal Executive
Officer and Principal Accounting
Officer)

Total Officers, Directors &               18,000,000              100%             44%
Significant Shareholders as
a group

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, the Company has entered into an agreement whereby it has sold 18,000,000 shares to its founder for total proceeds of $30,000.

The Company entered into a one-year renewable management contract with our director, Wayne Middleton, whereby it agreed to pay him $2,000 upon signing of the contract, and $8,000 upon completion.

Outside of the above noted transactions, there are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;
     *    Any nominee for election as a director;
     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * Any relative or spouse, or relative of such spouse, of the above referenced persons;
     *    Any promoters.

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                              Financial Statements
                     For the period May 31, 2012 (inception)
                              through July 31, 2012


Report of Independent Registered Public Accounting Firm                      F-2
Balance Sheet                                                                F-3
Statement of Operations                                                      F-4
Statement of Stockholder's Equity                                            F-5
Statement of Cash Flows                                                      F-6
Notes to the Financial Statements                                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
PRWC Energy Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of PRWC Energy Inc. (an exploration stage company) as of July 31, 2012 and the related statements of operations, changes in stockholder's equity, and cash flows for the period from May 31, 2012 (inception) through July 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRWC Energy Inc., as of July 31, 2012, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred a net loss from operations and has no source of revenues, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ M&K CPAS, PLLC
---------------------------------
www.mkacpas.com
Houston, Texas
November 29, 2012

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)
                                     Audited

                                                                   July 31, 2012
                                                                   -------------
Assets

Current assets
  Cash                                                               $ 18,825
                                                                     --------
Total current assets                                                   18,825
                                                                     --------
Total Assets                                                         $ 18,825
                                                                     ========

Liabilities and Stockholder's Equity

Current liabilities
  Total current liabilities                                          $     --
                                                                     --------
Total Liabilities                                                          --
                                                                     --------
Stockholder's Equity
  Common Stock, $0.001 par value
   75,000,000 common shares authorized
   18,000,000 shares issued and outstanding                            18,000
  Additional paid-in capital                                           12,000
  Deficit accumulated during exploration period                       (11,175)
                                                                     --------
Total stockholder's equity                                             18,825
                                                                     --------

Total liabilites and stockholder's equity                            $ 18,825
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
                                     Audited

                                                                 From inception
                                                                 (May 31, 2012)
                                                                       to
                                                                 July 31, 2012
                                                                 -------------

Revenue                                                          $         --
                                                                 ------------
Expenses
  Recognition of an Impairment Loss (Property Expenses)                 8,500
  Accounting & professional fees                                        2,675
                                                                 ------------
Total expenses                                                         11,175

Net loss from operations                                              (11,175)
                                                                 ------------

Net loss                                                         $    (11,175)
                                                                 ============

Basic & diluted loss per common share                            $      (0.00)
                                                                 ------------

Weighted average number of common shares                           18,000,000


   The accompanying notes are an integral part of these financial statements.

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                 From Inception (May 31, 2012) to July 31, 2012
                                     Audited

                                                                                 Deficit
                                                                               Accumulated
                                          Common Stock                           During
                                     ----------------------       Paid In      Exploration
                                     Shares          Amount       Capital         Stage         Total
                                     ------          ------       -------         -----         -----
Issuance of 18,000,000 shares
 at $0.00167 per share             18,000,000      $  18,000     $ 12,000       $      --     $  30,000

Net operating loss for the
 period ended July 31, 2012                                                       (11,175)      (11,175)
                                   ----------      ---------     --------       ---------     ---------

Balance, July 31, 2012             18,000,000      $  18,000     $ 12,000       $ (11,175)    $  18,825
                                   ==========      =========     ========       =========     =========


   The accompanying notes are an integral part of these financial statements.

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
                                     Audited

                                                                  From inception
                                                                  (May 31, 2012)
                                                                       to
                                                                  July 31, 2012
                                                                  -------------
OPERATING ACTIVITIES
  Net income (loss)                                                 $(11,175)
  Recognition of an Impairment Loss (Mineral Claims)                   8,500
  Accounts payable and accrued liability                                  --
                                                                    --------
NET CASH USED IN OPERATING ACTIVITIES                                 (2,675)

INVESTING ACTIVITIES
  Purchase of mineral claim                                           (8,500)
                                                                    --------
NET CASH USED IN INVESTING ACTIVITIES                                 (8,500)

FINANCING ACTIVITIES
  Shares issued to founder for cash                                   30,000
                                                                    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             30,000

NET CHANGE IN CASH                                                    18,825

Cash at beginning of period                                               --
                                                                    --------

CASH AT END OF PERIOD                                               $ 18,825
                                                                    ========

Cash Paid For:
  Interest                                                          $     --
                                                                    ========
  Income Tax                                                        $     --
                                                                    ========


The accompanying notes are an integral part of these financial statements.

                                PRWC Energy Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2012


1. ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on May 31, 2012 with 75,000,000 authorized common shares with a par value of $0.001.

The Company was organized for the purpose of acquiring, exploring and developing mineral claims. The company has acquired a mineral claim with unknown reserves. The Company does not presently have any operations and is considered to be in the exploration stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Cash and Cash Equivalent

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of July 31, 2012, there were no cash equivalents.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

On July 31, 2012, the Company had a net operating loss available for carryforward of $11,175.

Basic and Diluted Net Income (loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Foreign currency transactions are primarily undertaken in Canadian dollars. Foreign currency transactions are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The following represents our assets and liabilities by level measure at fair value on a recurring basis at May 31, 2012.

     Description           Level 1          Level 2          Level 3
                           -------          -------          -------
                            None             None             None

The adoption of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

The Company's financial instruments consist principally of cash. Pursuant to ASC 820, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable. The Company has recognized no revenue to date.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. As at July 31, 2012, the Company did not grant any stock options.

Mineral Property Acquisitions Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Assets Retirement Obligations

The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

Exploration Stage Company

The Company is an exploration stage company as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board ("FASB") issued ASU 2011-12, Comprehensive Income. ASU 2011-12 deferred the new presentation requirements outlined by ASU 2011-05 regarding reclassification of items out of accumulated other comprehensive income. This standard is effective for all annual period beginning after December 15, 2011. This standard is not expected to have a material impact on the Company's financial statements.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet: Disclosures about Offsetting Assets and Liabilities. ASU 2011-11 requires entities to disclose both the gross and net information about both instruments and transactions subject to an agreement similar to a master netting arrangement and includes derivatives, sale and repurchase agreements, and securities borrowing and securities lending arrangements. This standard is effective for all fiscal periods beginning on or after January 1, 2013. This standard is not expected to have a material impact on the Company's financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income: Presentation of Comprehensive Income. ASU 2011- 05 eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity and items reclassified to the statement of operations are required to be presented separately on the face of the financial statements. This standard is effective for fiscal years beginning after December 15, 2011. This standard is not expected to have a material impact on the Company's financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measure and Disclosure Requirements in US GAAP and IFRS. ASU 2011-04 amended the definition of fair value measurement to be more closely aligned with IFRS including: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity's use of a nonfinancial asset that is different from the asset's highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. This standard is effective for all fiscal periods beginning after December 15, 2011. This standard is not expected to have a material impact on the Company's financial statements.

3. ACQUISITION OF A MINERAL CLAIM

During 2012 the Company acquired mineral claims for $8,500 known as the WC Uranium Property.

The Company is engaged in the exploration for uranium and other minerals. The Company has acquired one MTO mineral claim totaling 481.50 hectares. It is located in the Chilcotin Region of South-Central British Columbia, about 70 km southwest of the Town of Williams Lake, BC. We refer to these mining claims as the WC Uranium Property. This property is without known reserves.

The acquisition costs have been impaired and expensed during 2012 because there had been no exploration activities nor had there been any reserves established and we could not project any future cash flows or salvage value and the acquisition costs were not recoverable.

4. CAPITAL STOCK

On May 31, 2012, the Company issued 18,000,000 private placement common shares to its founder for cash of $30,000.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common capital stock of the Company.

6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company does not have a sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year.

7. INCOME TAX

The Company has $11,175 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2026. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at July 31, 2012, the Company had no uncertain tax positions.

                                                                   May 31, 2012
                                                                    (inception)
                                                                      Through
                                                                   July 31, 2012
                                                                   -------------

     Net Loss Before Taxes                                           $ 11,175
     Statutory Rate                                                      34%
     Computed expected tax recovery                                    3,780
     Change in valuation allowance                                    (3,780)
                                                                     -------
     Income tax provision                                            $    --
                                                                     =======

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through to the date of this report and has found no material event to report.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until December 31, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                       Amount
                                                                     ---------
Securities and Exchange Commission Registration Fee......            $    2.73*
Audit Fees and Expenses..................................             3,500.00
Legal Fees and Expenses..................................             1,000.00
Transfer Agent and Registrar Fees and Expenses...........               560.00
Miscellaneous Expenses...................................               940.00
                                                                     ---------
 Total...................................................            $6,002.73*
                                                                     =========

----------
* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article IX of our Corporate Bylaws permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 18,000,000 shares of common stock to the founder, Wayne Middleton, at a price of $0.00167 per share, for total proceeds of $30,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 18,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.                       Description
-----------                       -----------

    3.1         Articles of Incorporation

    3.2         Bylaws

    5.1         Legal Opinion of Diane Dalmy, Attorney at Law, December 5, 2012

   10.1         Asset Purchase Agreement

   23.1         Consent of M & K CPAS PLLC, November 30, 2012

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to selling stockholder Mr. Middleton, the underwriter, at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x)
of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Salt Lake City, Utah on December 6, 2012.

                                    PRWC ENERGY INC.


                                    By: /s/ Wayne Middleton
                                        ---------------------------------------
                                        Wayne Middleton,
                                        Chief Executive Officer, Chief Financial
                                        Officer, (Principal Executive Officer
                                        and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

     Signature                               Title                             Date
     ---------                               -----                             ----


/s/ Wayne Middleton               Chief Executive Officer,               December 6, 2012
---------------------------       Chief Financial Officer, President,
Wayne Middleton                   Secretary, Treasurer and Director
                                  (Principal Executive Officer and
                                  Principal Accounting Officer)